Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-190460, 333-195252 and 333-201519 on Form S-8 and in Registration Statement No. 333-198520 on Form S-3 of our report dated March 5, 2015, relating to the financial statements of Cellular Dynamics International, Inc. appearing in this Annual Report on Form 10-K of Cellular Dynamics International, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 5, 2015